Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 8, 2006, relating to the financial statements of West Coast Bancorp, and management’s report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of West Coast Bancorp for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP

Portland, Oregon
September 14, 2006